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                                                                    EXHIBIT 10.7

                              PANHANDLE STATE BANK

                  2003-2005 LONG TERM EXECUTIVE INCENTIVE PLAN
                                  PLAN DOCUMENT

                                  January 2003

Mission Statement

         INTERMOUNTAIN COMMUNITY BANCORP WILL ACHIEVE IMPROVED SHAREHOLDER VALUE IN ORDER TO REMAIN A VIABLE INDEPENDENT COMMUNITY BANK BY ACHIEVING TOP QUARTILE PERFORMANCE IN ASSET GROWTH AND TANGIBLE ROE WHEN COMPARED TO ITS PEER GROUP. THIS GOAL WILL BE ACCOMPLISHED WITHIN A FIVE-YEAR HORIZON AS THE INSTITUTION CONTINUES TO STRIVE FOR HIGH PERFORMANCE RESULTS AND OPTIMUM VALUE FOR ITS SHAREHOLDERS, EMPLOYEES AND THE MARKETS IT SERVES.

CEO's Vision Statement

         - I SEE INTERMOUNTAIN COMMUNITY BANCORP AS A DYNAMIC PROGRESSIVE FINANCIAL INSTITUTION FIVE YEARS FROM NOW WITH AT LEAST EIGHT ADDITIONAL BRANCH LOCATIONS (20 IN TOTAL) IN STRATEGIC MARKETS WITHIN A 100 MILE RADIUS OF OUR EXISTING BRANCH BANKS. THE ORGANIZATION WILL BE FOCUSED ON IDENTIFYING AND FULFILLING THE FINANCIAL NEEDS OF THE MARKETS WE SERVE AND WILL INCLUDE MORTGAGE LENDING, INSURANCE, INVESTMENTS AND FINANCIAL PLANNING IN ADDITION TO TRADITIONAL BANKING PRODUCTS. WE WILL DISTINGUISH OURSELVES FROM OUR COMPETITION BY OUR COMMITMENT TO EXCELLENCE IN CUSTOMER RELATIONSHIP MANAGEMENT. IT WILL BE CRITICAL TO OUR SUCCESS THAT WE ARE IDENTIFIED AS A "COMMUNITY" BANK WITHIN THESE MARKETS.

         - WE WILL BECOME PROFESSIONAL SALESPEOPLE DRIVEN BY PERFORMANCE-BASED COMPENSATION. THESE INDIVIDUALS WILL BE WELL COMPENSATED FOR THEIR EFFORTS AS WE EXCEED OUR PEERS IN EFFICIENCY AND PRODUCTIVITY. A PARTICIPATORY MANAGEMENT ENVIRONMENT WILL CHALLENGE OUR LEADERS TO BE INNOVATIVE, ASSUMING RESPONSIBILITY AND ACCOUNTABILITY, AND ENJOYING THE REWARDS OF THEIR CONTRIBUTIONS.

         - AS BANKING PRODUCTS BECOME MORE COMMODITIES-LIKE, WE WILL IDENTIFY THE NICHES THAT PROVIDE THE BEST OPPORTUNITY FOR RETURN IN THESE MARKETS. TO DO THIS, WE WILL BECOME MARKETING ORIENTED, EVER EVALUATING AND MODIFYING OUR PRODUCTS AND SERVICES TO MEET THE CHANGING FINANCIAL NEEDS OF OUR EXISTING CUSTOMER BASE.

         - IN THE YEAR 2007, OUR ASSETS WILL BE AT LEAST $750 MILLION WITH AN EQUITY CAPITAL POSITION OF 7.5 PERCENT ($56,250,000). WE WILL CONSISTENTLY PROVIDE OUR OWNERS EXCEPTIONAL RETURNS IN THE 12-16% RANGE. OUR STAFF PRODUCTIVITY WILL BE EXEMPLARY WHEN COMPARED TO THE INDUSTRY, WITH FEE INCOME BECOMING A SIGNIFICANT CONTRIBUTOR TO EARNINGS.

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TABLE OF CONTENTS

SECTION                                        PAGE
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
Purpose                                         3

Administration                                  3

Plan Description                                3

Eligibility                                     3

Size of Award Opportunities                     4

Performance Criteria and Goals                  4

Payout Schedule                                 4

Withholding                                     4

Payment                                         4

Automatic Vesting                               4

No Guarantee of Employment                      5

Modification and Termination                    5

Extraordinary Items                             5

Termination                                     5

       Exhibit "A"  Participants
       Exhibit "B" Matrix of Performance

                                       2
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                              PANHANDLE STATE BANK

                       2003-2005 LONG-TERM INCENTIVE PLAN

This document describes the 2003-2005 Long-Term Incentive Plan (the Plan) for Panhandle State Bank (the Bank).

1.       PURPOSE.

         The purpose of the Plan is to provide motivation and direction to key executives to achieve the long-term strategic goals of the Bank. Specific objectives of the Plan include:

         -    Support the Bank's long-term strategic plan.

         -    Provide long-term orientation to decision making

         - Focus participants' attention on maximizing long-term shareholder value.

2.       ADMINISTRATION.

         The Plan will be administered by the Human Resource Committee of the Board of Directors (the Committee). The Committee will assure that the Plan is implemented and maintained according to Plan provisions.

3.       PLAN DESCRIPTION.

         The Plan will provide participants with long-term financial reward opportunities based on achieving minimum levels of long-term performance goals. The Plan consists of a matrix which will reward the participants providing the minimum long-term corporate goals are obtained, and, if achieved, stock grants will be provided to Plan participants such that fifty (50%) percent of the long-term reward will be provided to Plan participants in 2006 and the remaining fifty (50%) percent to be provided in 2007. The minimum performance levels are to be based upon a three (3) year running average of return on equity and net asset growth.

4.       ELIGIBILITY.

         Participants in the Plan will include key members of the executive team of the Bank. The CEO of the Bank will recommend who participates in the Plan for Committee approval. The CEO will communicate such participation to each participant at the beginning of each Plan Performance Period. Participants must be continuously employed at the Bank for all three (3) years of the long-term plan and must further remain employed until December 1, 2006, in order to receive the first half of the grant and continue to be employed until December 1, 2007, for the second half of the grant. Participants for the 2003-2005 long-term plan are listed on Exhibit "A" of this Plan.

         At the beginning of each calendar year, the CEO will review and, if appropriate, revise Plan participation for the remaining period of the long-term plan.

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5.       SIZE OF AWARD OPPORTUNITIES.

         To be most effective, payout opportunities must be meaningful and competitive. To accomplish this, there has been established a matrix which will award participants for bank performance so long as minimum levels of return on equity and average asset growth over a three year period are met. If the Bank's performance is in excess of the minimums, the Plan's participant benefits will increase as performance increases. The performance matrix for each participant in this plan is attached hereto as Exhibit "B". The stock grants awarded shall be adjusted for any stock splits/dividends issued during the term of the plan.

6.       PERFORMANCE CRITERIA AND GOALS.

         The performance criteria of consolidated average annual return on equity and consolidated average annual asset growth for the three year period covering fiscal years 2003 through 2005 will support the maximization of long-term shareholder value. At the beginning of each fiscal year, the CEO will provide to the Personnel Committee the performance pursuant to the Plan for the prior calendar year.

7.       PAYOUT SCHEDULE.

         The benefits, if any, to be paid to the executives shall vest such that fifty (50%) percent of the benefits are to be paid on December 1, 2006, and the remaining fifty (50%) percent to be paid on December 1, 2007. As a condition precedent to the award of any benefits pursuant to this Plan, the executive will be required to remain employed by the Bank at the time of the payout of benefits.

8.       WITHHOLDING.

         The Bank shall deduct the regulatory tax withholding amounts from any earned awards that are paid, and participant shall be responsible for any tax implications associated with the award.

9.       PAYMENT.

         Benefits to be awarded pursuant to this Plan, if any, shall be in the form of a stock grant to the executive according to the applicable matrix attached as Exhibit "B".

10.      AUTOMATIC VESTING.

         In the event of a change in control (more than 50% of the stock of the bank is sold) or in the event of full disability or death, the stock grant benefits of the Plan will vest forward in favor of the participants based upon performance through the most recent quarter end. The return on equity and asset growth will be prorated for the remaining term of the incentive plan based upon the consolidated average through the most recent quarter end. All grants to which the participants are entitled shall vest immediately.

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11.      NO GUARANTEE OF EMPLOYMENT.

         Nothing in the Plan or any Plan materials guarantees employment at the Bank. Further, this Plan should not be implied as any contract agreement.

12.      MODIFICATION AND TERMINATION.

         The Committee has the right to amend or terminate the Plan at any time. However, termination or modification of the Plan during a Performance Period will not negatively affect performance goals and payout opportunities up until the point of termination.

13.      EXTRAORDINARY ITEMS.

         The Committee has the authority but no obligation to exclude any extraordinary accounting items such as changes in generally accepted accounting procedures, sales or major assets or regulatory changes.

14.      TERMINATION.

         Participants must be continuously employed by the Bank throughout the 2003-2005 performance period and must further continue to be employed until December 1, 2006, in order to receive fifty (50%) percent of the benefits and December 1, 2007, in order to receive the balance of the benefits. Participants who become fully disabled or die during the long-term Plan will receive benefits pursuant to the Plan on a pro-rata basis based upon the performance results through the most recent quarter end. Participants who voluntarily or involuntarily terminate their employment prior to receiving benefits under this Plan shall forfeit automatically their rights to any award.

                                       5
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                                   Exhibit "A" - Participants

                                   2003 - 2005 Long Term Plan

                     Curt Hecker     Chief Executive Officer

                     Jerry Smith     President, Branch Administration

                     Doug Wright     Executive Vice President
                                     & Chief Operating Officer

                     John Nagel      Senior Vice President
                                     & Credit Administrator

                                       6